EXHIBIT 99.1
FOR IMMEDIATE RELEASE
ARKANSAS BEST CORPORATION
DECLARES A $0.15/SHARE QUARTERLY DIVIDEND
     (Fort Smith, Arkansas, January 28, 2009) — The Board of Directors of Arkansas Best Corporation (Nasdaq: ABFS) has declared a quarterly cash dividend of fifteen cents ($0.15) per share to holders of record of its Common Stock, $0.01 par value, on February 11, 2009, payable on February 25, 2009.
     Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a transportation holding company. ABF Freight System, Inc., Arkansas Best’s largest subsidiary, has been in continuous service since 1923. ABF provides transportation of less-than-truckload (“LTL”) general commodities throughout North America. More information is available at arkbest.com and abf.com.
Contact:	Ms. Judy R. McReynolds, Senior Vice President, Chief Financial Officer and Treasurer

Telephone: (479) 785-6281

Mr. David Humphrey, Director of Investor Relations

Telephone: (479) 785-6200
END OF RELEASE